Exhibit 99.1

GUANG HUA INSURANCE AGENCY COMPANY LIMITED

Financial Statements

For The Years Ended June 30, 2008 and 2007

GUANG HUA INSURANCE AGENCY COMPANY LIMITED

TABLE OF CONTENTS
Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

BALANCE SHEETS AS OF JUNE 30, 2008 AND 2007	F-3

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEARS ENDED JUNE 30, 2008 AND 2007	F-4

STATEMENT OF SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED JUNE 30, 2008 AND 2007	F-5

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JUNE 30, 2008 AND 2007	F-6

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2008 AND 2007	F-7 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:
Guang Hua Insurance Agency Company Limited

We have audited the accompanying balance sheets of Guang Hua Insurance Agency Company Limited (the “Company”) as of June 30, 2008 and 2007 and the related statements of operations and comprehensive income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guang Hua Insurance Agency Company Limited as of June 30, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting policies generally accepted in the United States of America.

Weinberg & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
December 7, 2008

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
BALANCE SHEETS

	June 30, 2008	June 30, 2007
ASSETS
Cash and cash equivalents	$66,985	$9,527
Accounts receivable	42,672	-
Due from shareholder	1,318,042	1,287,452
Prepayments and deposits	5,763	-
Total Current Assets	1,433,462	1,296,979

TOTAL ASSETS	$1,433,462	$1,296,979

LIABILITIES AND SHAREHOLDERS’ EQUITY
Other payables and accrued liabilities	$14,202	$3,387
TOTAL LIABILITIES	14,202	3,387

COMMITMENTS

SHAREHOLDERS’ EQUITY
Registered capital	1,252,148	1,252,148
Retained deficit	(34,996)	(18,982)
Accumulated other comprehensive income	202,108	60,426
Total Shareholders’ Equity	1,419,260	1,293,592

TOTAL LIABILITIES AND SHARHOLDERS’ EQUITY	$1,433,462	$1,296,979

See accompanying notes to financial statements

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended June 30, 2008	Year Ended June 30, 2007

REVENUES, NET	$3,723	$-

COST OF SALES	2,130	-
GROSS PROFIT	1,593	-

General and administrative expenses	17,538	15,909

LOSS FROM OPERATIONS	(15,945)	(15,909)

Finance (expense) income, net	(69)	62

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(16,014)	(15,847)

Income taxes	-	-

NET LOSS	(16,014)	(15,847)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	141,682	52,963

COMPREHENSIVE INCOME	$125,668	$37,116

See accompanying notes to financial statements

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

	Registered Capital	Retained Deficit	Accumulated Other Comprehensive Income	Total

BALANCE, JUNE 30, 2006	$617,864	$(3,135)	$7,463	$622,192

Capital contribution	634,284	-	-	634,284

Foreign currency translation gain	-	-	52,963	52,963

Net loss	-	(15,847)	-	(15,847)

BALANCE, JUNE 30, 2007	$1,252,148	$(18,982)	$60,426	$1,293,592

Foreign currency translation gain	-	-	141,682	141,682

Net loss	-	(16,014)	-	(16,014)

BALANCE, JUNE 30, 2008	$1,252,148	$(34,996)	$202,108	$1,419,260

See accompanying notes to financial statements

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2008	Year Ended June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,014)	$(15,847)
Changes in operating assets and liabilities:
Accounts receivable	(42,672)	-
Prepayments and deposits	(5,763)
Other payables and accrued liabilities	10,815	3,274
Net cash used in operating activities	(53,634)	(12,573)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from increase of registered capital	-	634,284
Advances to shareholder	(30,590)	(691,537)
Net cash used in financing activities	(30,590)	(57,253)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(84,224)	(69,826)
Effect of exchange rate changes on cash	141,682	52,963
Cash and cash equivalents, at beginning of the year	9,527	26,390
CASH AND CASH EQUIVALENTS, END OF THE YEAR	$66,985	$9,527

SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

1.           Organization and Principal Activities

Guang Hua Insurance Agency Company Limited (“GHIA” or the “Company”) was incorporated on October 20, 2005 under the laws of People’s Republic of China (the “PRC” or “China”) as a limited company.  GHIA is a licensed insurance agency in China which engages in providing insurance products and services to customers in China.

2.           Summary of Significant Accounting Policies

(a)           Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti−inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(b)           Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

(c)           Fair Value of Financial Instruments

The carrying value of financial instruments classified as current assets and current liabilities, such as accounts receivable, prepayments and deposits, due from shareholder and other payables and accrued liabilities, approximate fair value due to the short-term nature of the instruments.

(d)           Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.  The Company does not maintain any bank account in the United States of America.

(e)           Revenue Recognition

Insurance revenues net of discounts represent commissions earned from performing agency-related services. Insurance commissions are recognized at the later of the date when the customer is initially billed or the insurance policy effective date.

In accordance with Emerging Issues Task Force No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Product,” cash consideration given to customers or resellers, for which the Company does not receive a separately identifiable benefit or cannot reasonably estimate fair value, are accounted for as a reduction of revenue rather than as an expense.

Cash consideration includes discounts and other offers that entitle a customer to receive a reduction in the price of a product.  For the years ended June 30, 2008 and 2007, the Company recognized $35,011 and $0, respectively, as a reduction of revenue for the discounts offered to its customers.

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

2.           Summary of Significant Accounting Policies (Continued)

(f)           Foreign Currency Translation

The accompanying financial statements are presented in United States dollars.  The functional currencies of the Company are the Renminbi (“RMB”).  The financial statements are translated into United States dollars (“US$”) from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses.  Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30, 2008	June 30, 2007
Year end RMB: US$ exchange rate	6.8591	7.6155
Year average RMB: US$ exchange rate	7.2753	7.7446

(g)           Income Taxes

The Company accounts for income tax using the asset and liability approach.  Deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future utilization is uncertain

(h)           Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only current component of comprehensive income is the foreign currency translation adjustment.

3.           Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007) (“SFAS No. 141R”), “Business Combinations”, which replaces SFAS No. 141. This statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for the Company beginning July 1, 2009 and will apply prospectively to business combinations completed on or after that date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning July 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company is currently assessing the potential impact that adoption of SFAS No. 160 would have on the Company’s financial statements.

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

3.           Recent Accounting Pronouncements (Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008.  The Company is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in the Company’s financial statements.

4.           Due From Shareholder

Due from shareholder represents advances to a shareholder during the years ended June 30, 2008 and 2007.  The outstanding amount is non-interest bearing, unsecured and due on December 31, 2008.

5.           Taxes

(a)           Corporation Income Tax (“CIT”)

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which is effective from January 1, 2008.  Prior to January 1, 2008, the CIT rate applicable to the Company’s subsidiary in the PRC is at 33%. As from January 1, 2008, the applicable CIT rate is 25%, replacing the currently applicable tax rate of 33%.

Under the new CIT law, the corporate income tax rate applicable to the Company starting from January 1, 2008 is 25%, replacing the current applicable tax rate of 33%.  The new CIT Law has an impact on the deferred tax assets and liabilities of the Company. The Company adjusted deferred tax balances as of June 30, 2008 based on the current applicable tax rate and will continue to assess the impact of such new law in the future. Effects arising from the enforcement of the new CIT Law were reflected into the accounts by best estimation method.

Income tax expense is summarized as follows:

	2008	2007

Computed “expected” expense	$-	$-
Permanent differences	-	-
Income tax expense	$-	$-

Provision for income tax expense is summarized as follows:

	2008	2007

Current	$-	$-
Deferred	-	-
Income tax expense	$-	$-

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

5.           Taxes

(a)	Corporation Income Tax (“CIT”) (Continued)

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows:

	2008	2007
Deferred tax assets:
Current portion
Social insurance	$2,958	$819
Business tax	565	-
	3,523	819
Deferred tax liabilities:
Current portion
Commission income	3,381	-
	3,381	-

Net current deferred tax assets	142	819

Less: Valuation allowance	(142)	(819)

Total deferred tax assets	$-	$-

As of June 30, 2008, the Company has net operating loss carryforwards to reduce future taxable income in the PRC of approximately $16,014 expiring June 30, 2013.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109,” (“FIN 48”), on January 1, 2007. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

(b)	Business Tax

Pursuant to the relevant PRC tax laws, the Company is subject to a business tax on gross sales, excluding software development income.  For the years ended June 30, 2008 and 2007, the Company provided a total business tax of $2,130 and $0, respectively, which is included in the cost of sales in the accompanying  statement of income and comprehensive income.

The business tax payable balance of $2,260 and $0 at June 30, 2008 and 2007, respectively, are included in Other payables and accrued liabilities in the accompanying balance sheets.

6.           Registered Capital

	June 30, 2008		June 30, 2007
LI Zhong	$638,595	51%	$-	-
BIAN Yong	613,553	49%	-	-
GAO Zhong	-	-	563,467	45%
LU Ping	-	-	87,650	7%
JIN Shizhang	-	-	563,467	45%
DENG Jianghong	-	-	37,564	3%

	$1,252,148	100%	$1,252,148	100%

On October 30, 2007, GAO Zhong, LU Ping, JIN Shizhang and DENG Jianghong transferred all their shares to LI Zhong and BIAN Yong.

GUANG HUA INSURANCE AGENCY COMPANY LIMITED
 NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007

7.           Lease Commitments

The Company occupies office spaces leased from third parties.  For the years ended June 30, 2008 and 2007, the Company recognized $5,433 and $1,035, respectively, as rental expense for these spaces.  The Company has outstanding commitments with respect to non-cancelable operating leases as follows:

Year Ending June 30,	Amount
2009	$32,601
2010	32,601
2011	5,433
$70,635

8.           Certain Risks and Concentrations

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company has $41,022 and $8,156 in bank deposits with a bank in China, which constitutes about 61% and 85% of its total cash and cash equivalents as of June 30, 2008 and 2007, respectively.  Historically, deposits in Chinese banks are secured due to the state policy on protecting depositors’ interests.  However, China promulgated a new Bankruptcy Law in August 2006, which came into effect on June 1, 2007.  The new Bankruptcy Law contains a separate article expressly stating that the State Council may promulgate implementation measures for the bankruptcy of Chinese banks.  Under the new Bankruptcy Law, a Chinese bank may go bankrupt.  In addition, since China’s concession to World Trade Organization, foreign banks have been gradually permitted to operate in China and have been severe competitors against Chinese banks in many aspects, especially since the opening of Renminbi business to foreign banks in late 2006.

Therefore, the risk of bankruptcy of the bank in which that the Company has deposits has increased.  In the event of bankruptcy of the bank which holds the Company’s deposits, the Company is unlikely to recover its deposits back in full since it is unlikely to be classified as a secured creditor based on PRC laws.

9.           Subsequent Events

Subsequent to the year ended June 30, 2008, on October 24, 2008, the 100% shareholders of the Company entered into the Share Purchase Agreement with Rise and Grow Limited (“Rise & Grow”), a Hong Kong limited company which is also a subsidiary of China INSOnline Corp., a Nasdaq listed Delaware corporation, to sell their shares, to Rise and Grow for a consideration of RMB40 million (approximately $5,851,632).

On November 18, 2008, the Company increased Rmb10 million (approximately $1,464,043) of its registered capital from Rmb10 million to Rmb20 million (approximately $2,716,191).  On November 24, 2008, this additional registered capital was full paid by the shareholder.